EXHIBIT 10.2

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”), dated as of October 29, 2010, is between BLACKWATER NEW ORLEANS, L.L.C. (the “Borrower”) and JPMORGAN CHASE BANK, N.A. (the “Bank”), as follows:

RECITALS

A.           Borrower and Bank have executed a Credit Agreement, dated as of December 23, 2008, a letter agreement dated April 21, 2009, a First Amendment to Credit Agreement dated February 12, 2010, an Amendment to Credit Agreement dated as of June 22, 2010, and a Third Amendment to Credit Agreement dated as of September 29, 2010 (collectively, the “Credit Agreement”) relating to a term loan in the original principal amount of $3,766,666.78, and (ii) a line of credit in the principal amount of $500,000. The Bank has also made available to the Borrower a non-revolving line of credit in the principal amount of $500,000.

B.           The Borrower has requested that the all of the loans described in Recital A hereof (which have an aggregate current principal balance of $4,321,296.03 be combined into one term loan and increased by an additional advance of $374,160 for a total principal amount of $4,695,456.03. The Bank is willing to do so on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of their mutual covenants and undertakings, the parties hereto agree as follows:

1.            Section 1.2 (Credit Facilities) of the Credit Agreement is hereby amended to read as follows:

1.2          Loans. The Bank has heretofore made (i) a $3,766,666.78 term loan to the Borrower to finance the purchase certain real estate and improvements and a portion of the construction of three tanks and a dock on the same property; and (ii) a line of credit in the principal amount of $500,000. The Bank has also heretofore made available to Borrower a second non-revolving line of credit in the principal amount of $500,000. All of said loans have a current principal balance of $4,321,296.03. The Borrower and Lender agree to combine all of said loans into a single term loan and the Bank has agreed to make an additional advance of $374,160. Therefore, the Bank hereby makes a term loan to the Borrower in the principal amount of the of $4,695,456.03.

2.           This Fourth Amendment shall become effective upon receipt by the Bank of the following:

(i)          A fully executed copy of this Fourth Amendment.

(ii)         A fully executed Term Note in the principal amount of $4,695,456.03.

3.           This Fourth Amendment may be executed in two or more counterparts, and all counterparts taken together shall constitute one and the same instrument.

4.           Except as otherwise specifically amended hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first written above.

BORROWER:	BLACKWATER NEW ORLEANS, L.L.C.

	By:	Blackwater Midstream Corp., Manager

By:
		Name:	Dale Chatagnier
		Title:	Secretary

BANK:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title: